Chemtura Announces Cost Reduction Program

MIDDLEBURY, Conn.--(BUSINESS WIRE)--Dec. 11, 2008--Chemtura Corporation (NYSE:CEM) advised today that in light of the change in economic conditions, it is implementing a new restructuring program to reduce fixed costs.

Like many companies, Chemtura has seen order volumes decline as its customers experience, or anticipate, reductions in demand from the industries they serve. These order reductions primarily relate to Chemtura's Polymer Additives and Performance Specialties business segments in electronic, polyolefin, building and construction, and general industrial applications.

In light of reduced demand and with the expectation that the implementation of an upgraded management system will improve the efficiencies of business and management processes, Chemtura will implement a new restructuring initiative to reduce cash fixed costs by approximately $50 million. This initiative involves a worldwide reduction in its professional and administrative staff by approximately 500 people, which represents a reduction of about 20 percent of the professional and administrative population. The cash cost of these actions are provisionally estimated to be in the order of $15 million to $20 million and will be incurred over the next three quarters. The Company will take a restructuring charge in the fourth quarter to record the cost of these initiatives.

The Company is also adjusting its plant production rates to align with customer demand and its inventory reduction goals, and, as a result, is modifying work hours, furloughing or reducing production personnel as required. These actions will create significant additional cost reductions.

Chemtura Corporation (NYSE:CEM), with 2007 sales of $3.7 billion, is a global manufacturer and marketer of specialty chemicals, crop protection products, and pool, spa and home care products. Learn more about us on our Web site at www.chemtura.com

Forward-Looking Statement

This document includes forward-looking statements. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

-- General economic conditions;
-- Significant international operations and interests;
-- The ability to obtain increases in selling prices to offset increases in raw material and energy costs;

-- The ability to retain sales volumes in the event of increasing selling prices;
-- The ability to absorb fixed cost overhead in the event of lower volumes;
-- Pension and other post-retirement benefit plan assumptions;
-- The ability to successfully complete its restructuring programs and the turnaround of our Polymer Additives segment;
-- The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;
-- The ability to sustain profitability in our Crop Protection business due to new generic competition and the failure to secure new products and technology. Additionally, the Crop Protection business is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;
-- The ability to sell methyl bromide due to regulatory restrictions;
-- Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Products and Crop Protection segments;
-- Changes in the availability and/or quality of our energy and raw materials;
-- The ability to collect our outstanding receivables;
-- Changes in interest rates and foreign currency exchange rates;
-- Changes in technology, market demand and customer requirements;
-- The enactment of more stringent domestic and international environmental laws and regulations;
-- The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;
-- The outcome of our review of strategic alternatives;
-- The ability to reduce our indebtedness levels;
-- The ability to recover our deferred tax assets;
-- The ability to successfully complete the Company's new SAP platform initiative;
-- The ability to support the goodwill in our business segments;
-- The ability to remain compliant with our debt covenants or obtain necessary waivers; and
-- Other risks and uncertainties detailed in Item 1A. Risk Factors or in our filings with the Securities and Exchange Commission.

These statements are based on the Company's estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company's possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued and such information will not necessarily be updated by the Company.

CONTACT: Chemtura Corporation
Stephen Forsyth, 203-573-2213

Source: Chemtura Corporation